77Q1 - 3 EXHIBITS

(1) Exhibit 77Q1(e)(1) Investment Advisory Agreement dated June 20, 2005 between Registrant and Phoenix Investment Counsel, Inc. on behalf of Phoenix Focused Value Fund and Phoenix Foreign Opportunities Fund, filed via EDGAR with Post-Effective Amendment No. 5 (File No. 333-106142) on June 20, 2005 and incorporated herein by reference.

(2) Exhibit 77Q1(e)(2) Subadvisory Agreement dated June 20, 2005 between Registrant and Vontobel Asset Management, Inc. on behalf of Phoenix Focused Value Fund and Phoenix Foreign Opportunities Fund, filed via EDGAR with Post-Effective Amendment No. 5 (File No. 333-106142) on June 20, 2005 and incorporated herein by reference.

(3) Exhibit 77Q1(a) Certificate of Amendment to Amended and Restated Certificate of Statutory Trust of Janus Adviser, attached herewith.


                           STATE OF DELAWARE

                       CERTIFICATE OF AMENDMENT
                 TO AMENDED AND RESTATED CERTIFICATE OF
                    STATUTORY TRUST OF JANUS ADVISER

     This Certificate of Amendment is being executed as of June
13, 2005 for the purposes of amending the Amended and Restated
Certificate of Statutory Trust filed with the Secretary of State of the State of Delaware on May 13, 2003 pursuant to the Delaware Statutory Trusts Act, 12 Del. C. Section 3801 et. seq. (the "Act").

     The undersigned hereby certifies as follows:

     1. The name of the statutory trust is Janus Adviser.

     2. The name of the statutory trust shall be amended by the filing a Certificate of Amendment to the Amended and Restated Certificate of Statutory Trust as follows:

        Name: The name of the statutory trust is Phoenix Adviser Trust.

     3. Effective Date and Time: This Certificate of Amendment to the Amended and Restated Certificate of Statutory
        Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, have executed this Certificate of Amendment to the Amended and Restated Certificate of Statutory Trust as of the day and year first above written.


                               By: /s/ Philip R. McLoughlin
                               Name: Philip R. McLoughlin
                               Title:   Chairman